Exhibit 99.5

NOMINEE HOLDER CERTIFICATION
ACACIA RESEARCH CORPORATION

The undersigned, a bank, broker, dealer, trustee, depositary, or other nominee of non-transferable subscription rights (“Rights”) to purchase Common Stock, par value $0.001 (“Common Stock”) of Acacia Research Corporation (the “Company”), each Right entitling the holder thereof to purchase one (1) share of Common Stock pursuant to the subscription rights offering described and provided for in the Company’s prospectus supplement dated February 14, 2023, hereby certifies to Acacia Research Corporation and Broadridge Corporate Issuer Solutions, LLC, as subscription agent for such rights offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights (without identifying any such beneficial owner), on the terms and subject to the conditions set forth in the prospectus supplement, specified below:

Number of Shares of Common Stock Owned as of the Record Date	Individual Soliciting Broker(if any)	Number of Shares of Common Stock Subscribed for Pursuant to the Rights
1.
2.
3.
4.
5.
6.
7.

Name of Nominee Holder:
By:
Name:
Title:
Phone Number:
Dated:
Provide the following information if applicable:
DTC Participant Number:
DTC Participant:
By:
Name:
Title:
DTC Subscription Confirmation Number(s):